LETTER LOAN AGREEMENT

June 9, 2006

The Lenders Identified on
Schedule 1
c/o Sanders Morris Harris Inc.
600 Travis Street, Suite 3100
Houston, Texas 77002

Ladies and Gentlemen:

The undersigned, RONCO CORPORATION, a Delaware corporation (“Borrower”), has requested that Sanders Morris Harris Inc., a Texas corporation, individually and as administrative agent (the “Lead Lender”), and the persons and entities listed on the schedule of lenders attached hereto as Schedule 1 (each, together with the Lead Lender, a “Lender” and, collectively, the“Lenders”) lend to Borrower the net sum of up to $3,000,000.00. Subject to the terms of this Loan Agreement (this “Agreement”), Borrower and each of the Lenders hereby agree as follows:

1. Loan.

(a) At the Initial Closing (as defined below), on the terms and subject to the conditions set forth in this Agreement, the Lead Lender agrees to lend to Borrower the sum of $1,500,000.00 (the “Initial Loan”) for working capital and other general corporate purposes as set forth on Schedule 2 hereto. The Initial Loan shall be evidenced by a subordinated promissory note in substantially the form attached hereto as Exhibit A (the “Initial Note”).

(b) At the Second Closing (as defined below), on the terms and subject to the conditions set forth in this Agreement, the Lead Lender agrees to lend to Borrower the additional sum of $1,500,000.00 (the “Second Loan”) for working capital and other general corporate purposes as set forth on Schedule 2 hereto. The Second Loan shall be evidenced by a subordinated promissory note in substantially the form attached hereto as Exhibit B (the “Second Note”).

(c) At the Third Closing (as defined below), on the terms and subject to the conditions set forth in this Agreement, each Rights Lender (as defined below) severally agrees to purchase a subordinated promissory note in substantially the form attached hereto as Exhibit C (each, a “Subsequent Note” and, collectively with the Initial Note and the Second Note, the “Notes” or a “Note”) in the principal amount set forth opposite the Rights Lender’s name on Schedule 1 hereto (the “Multiple Lender Loan,” and collectively with the Initial Loan and the Second Loan, the “Loans”). The aggregate principal amount of the Subsequent Notes sold at the Third Closing shall not exceed $3,000,000.00 (the “Aggregate Subsequent Loan Amount”). Principal and interest on the Notes shall be due and payable in the manner and at the times set forth in the Notes.

(d) Each Loan shall be made at a closing (each of which is referred to in this Agreement as a “Closing”). The Initial Loan shall be made at an initial Closing to be held as of the date of this Agreement (the “Initial Closing”).

(e) The Second Loan shall be made at a second Closing by the Lead Lender (the “Second Closing”). The Second Closing shall take place at such date, time, and place as shall be agreed by the Borrower and the Lead Lender following the fulfillment or waiver of the conditions precedent set forth in Section 2(a)(ii) of this Agreement.

(f) The Multiple Lender Loan shall be made at a third Closing (the “Third Closing”) by such persons or entities that indicate their intent to participate in the Rights Offering (as defined below) (the “Rights Lenders”). The Third Closing shall take place at such date, time, and place as determined by the Borrower in its sole discretion; provided, however, that the Third Closing shall occur no later than seventy-five (75) days after the Initial Closing. The Rights Lenders shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, without the need for an amendment to this Agreement except to add such person’s or entity’s name to Schedule 1, and shall have the rights and obligations of a Lender hereunder as of the date of the Third Closing. Immediately prior to the Third Closing, Schedule 1 will be amended to list the Rights Lenders participating in the Third Closing hereunder and the principal amount of the Note being purchased by such Rights Lender hereunder. At the applicable Closing, the Borrower will deliver to each Lender the respective Note to be purchased by such Lender, against receipt by the Borrower of the corresponding purchase price set forth on Schedule 1 hereto.

(g) Notwithstanding the foregoing, in the event that the aggregate principal amount of the Notes purchased at the Initial Closing, the Second Closing and the Third Closing exceeds $3,000,000.00 (the “Excess”), then Borrower and the Lead Lender agree that Borrower shall prepay its obligations under the Initial Note and the Second Note to the extent of the Excess. The Lead Lender waives all notice provisions in the Initial Note and the Second Note with respect to the prepayment of the Excess.

2. Conditions Precedent.

(a) To Obligations of the Lenders

(i) The obligation of the Lead Lender to make the Initial Loan to Borrower at the Initial Closing is subject to the conditions precedent, unless waived in writing by the Lead Lender, that:

(A)  the Lead Lender shall have received duly executed copies of this Agreement, the Initial Note, the Security Agreement in substantially the form attached hereto as Exhibit D (the “Security Agreement”), and the Assignment of Life Insurance Policy in substantially the form attached hereto as Exhibit E (the “Insurance Assignment”) (all such documents and any other security documents relating to the Loans and any modifications thereof, are hereinafter collectively referred to as the “Loan Documents”);

(B) all representations and warranties (as modified by the disclosures on the Schedule of Exceptions) made by Borrower to the Lead Lender under this Agreement and the other Loan Documents, if applicable, are true and correct in all material respects as of the date of the Initial Closing;

(C)  all documents and proceedings shall be reasonably satisfactory to legal counsel for the Lead Lender;

(D)  no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default; and

(E) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to the Lead Lender by Borrower shall have occurred and be continuing.

(ii) The Lead Lender’s obligation to make the Second Loan at the Second Closing shall be further subject to the conditions precedent (other than Section 2(a)(ii)(G), which closing shall occur simultaneously with the Second Closing), unless waived in writing by the Lead Lender, that:

(A) all representations and warranties (as modified by the disclosures on the Schedule of Exceptions) made by Borrower to Lead Lender under this Agreement and the other Loan Documents, if applicable, are true and correct in all material respects as of the date of the Second Closing;

(B)  all documents and proceedings shall be reasonably satisfactory to legal counsel for the Lead Lender;

(C)  no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default;

(D)  the Lead Lender shall have received duly executed copies of the Second Note;

(E) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Lead Lender by Borrower shall have occurred and be continuing;

(F) To the extent permissible under applicable federal and state securities laws, Borrower shall have sent by regular first class mail (the “Mailing”) to all holders of Borrower’s Series A Convertible Preferred Stock, at such holder’s address as is shown in the Borrower’s records at the time of such Mailing, an offer to participate as a Rights Lender in the

Third Closing to the extent of their Pro Rata Share (as defined below) (the “Rights Offering”). For purposes of this Agreement, “Pro Rata Share” means (x) the Aggregate Subsequent Loan Amount multiplied by (y) a fraction, (i) the numerator of which shall be the number of shares of Series A Convertible Preferred Stock held by such Rights Lender on the date hereof and (ii) the denominator of which shall be the total number of outstanding shares of Series A Convertible Preferred Stock as of the date hereof. Borrower agrees that a Rights Lender shall have no more than thirty days from the date of the Mailing to indicate that such Rights Lender intends to participate in the Rights Offering;

(G) Borrower shall close simultaneously with the Second Closing on a credit agreement (the “Senior Credit Agreement”) for a facility of not less than $15 million between Borrower and Wells Fargo Bank, National Association on terms substantially equivalent to those contained in the commitment letter dated May 20, 2006, or Borrower shall have closed on a Senior Credit Agreement for a facility of not less than $15 million with Laurus Master Fund, Ltd.; and

(H) Wells Fargo Bank, National Association or Laurus Master Fund, Ltd. shall have received a subordination/consent agreement from Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust, and Ronald M. Popeil.

(b) To Obligations of Borrower.

The Borrower’s obligation to sell and issue the Notes at each Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived in writing by the Borrower:

(i)  Borrower shall have received duly executed copies of this Agreement from each of the Lenders participating in such Closing;

(ii)  all representations and warranties made by Lenders to Borrower under this Agreement and the other Loan Documents, if applicable, in such Closing are true and correct in all material respects;

(iii)  all documents and proceedings shall be reasonably satisfactory to legal counsel for the Borrower;

(iv)  the Borrower shall be satisfied that the offer and sale of the Notes and the shares issuable upon conversion of the Notes (the “Conversion Shares”) shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Borrower of all necessary blue sky law permits and qualifications required by any state, if any); and

(v) Borrower shall have received the purchase price for the applicable Note as set forth on Schedule 1 hereto.

3. Representations and Warranties of Borrower. A Schedule of Exceptions (each, a “Schedule of Exceptions”) shall be delivered to the applicable Lenders participating in each Closing. Except as set forth on the Schedule of Exceptions delivered to the Lender at the applicable Closing, the Borrower hereby represents and warrants to such Lenders as of the date of such Closing:

(a) Borrower is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except for where the failure to have such requisite authority would not result in a material adverse effect on the Borrower’s financial condition or business as now conducted (a “Material Adverse Effect”).

(b) The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action by Borrower and are the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity and (iii) to the extent the indemnification provisions contained in the Loan Documents may further be limited by applicable laws and principles of public policy.

(c) The Borrower has delivered to the Lead Lender its consolidated balance sheet as of June 30, 2005 and the related consolidated statements of operations and cash flows for the one day June 30, 2005 (Date of Acquisition) and stockholders' equity for the period October 15, 2004 (Date of Inception) to June 30, 2005 and its unaudited consolidated balance sheet at March 31, 2006, its unaudited Consolidated and Combined Statements of Operations for the three and nine months ended March 31, 2006, its unaudited Consolidated Statement of Stockholders' Equity for the nine months ended March 31, 2006 and its unaudited Consolidated and Combined Statements of Cash Flows for the nine months ended March 31, 2006 (the “Financial Statements”). Each Financial Statement is true and correct in all material respects, fairly presents in all material respects the financial condition of Borrower as of the date(s) and during the period(s) indicated therein, and has been pre-pared in accordance with generally accepted accounting principles, consistently applied throughout the period indicated, except as disclosed therein. Except as set forth on the Schedule of Exceptions, as of the date of this Agreement, there are no obligations, liabilities, or indebtedness (including contingent and indirect liabilities) which are material to Borrower, and not reflected in such Financial Statements; and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent Financial Statements.

(d) Neither the execution and delivery of this Agree-ment and the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will (i) contravene or conflict with any provision of law, statute, or regulation to which Borrower is subject or any judgment, license, order, or permit applicable to Borrower that would result in a Material Adverse Effect, (ii) contravene or conflict with any provision of any indenture, mortgage, deed of trust, or other instrument to which Borrower may be subject that would result in a Material Adverse Effect, or (iii) require the consent, approval, authorization, or order of any court, governmental authority, or, to Borrower’s knowledge, third party in connection with the execution and delivery by Borrower of this Agreement or the transactions contemplated herein or therein, which have not previously been obtained and which failure to obtain would result in a Material Adverse Effect.

(e) Except as set forth on Schedule of Exceptions, no litigation, investigation, or governmental proceeding is pending or, to the Borrower’s knowledge, threatened against or affecting Borrower that would have a Material Adverse Effect.

(f) The Borrower has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.

(g) The principal office, chief executive office, and principal place of business of Borrower are in Chatsworth, California; provided, however, that the Borrower intends to move its principal office, chief executive office, and principal place of business to Simi Valley, California.

(h) All tax reports and returns required by any law or regulation to be filed have been filed and all taxes required to be paid by Borrower have in fact been paid, except (i) where the failure to do so would not have a Material Adverse Effect or (ii) the taxes are being contested in good faith by appropriate proceedings for which adequate reserves have been established.

(i) To the Borrower’s knowledge, no written certificate or written statement herewith or heretofore delivered by Borrower to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any materi-al fact necessary to keep the statements contained therein from being misleading.

(j) To Borrower’s knowledge, Borrower and its subsidiaries are in compliance with all laws, ordinances, governmental rules, or regulations the conduct of Borrower’s and its subsidiaries’ business, the ownership of its assets, and otherwise, except for where the failure to so comply would not have a Material Adverse Effect. To Borrower’s knowledge, no event of default exists under any material agreement, contract, or understanding to which Borrower or any subsidiary is a party, which violation or event of default would have a Material Adverse Effect.

(k) To Borrower’s knowledge, no event of default under this Agreement or default under the other Loan Documents to which Borrower is a party has occurred and to Borrower’s knowledge, the Borrower is not in default with respect to any writ, injunction, decree, or demand of any court or any government authority which would have a Material Adverse Effect.

4. Representations and Warranties of Lender. Each Lender, severally and not jointly, represents and warrants to Borrower upon the acquisition of a Note as follows:

(a) Binding Obligation. Such Lender has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to such Lender is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Lender has been advised that the Note and the underlying securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Lender is aware that, Borrower is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. Such Lender has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by such Lender hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Lender is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c) Access to Information. Such Lender acknowledges that Borrower has given such Lender access to the corporate records and accounts of the Borrower, has made its officers and representatives available for interview by such Lender, and has furnished such Lender with all documents and other information required for such Lender to make an informed decision with respect to the purchase of the Note.

5. Affirmative Covenants. Until payment in full of the Note and all other obligations and liabilities of Borrower under this Agreement, Borrower agrees and covenants that (unless the Lead Lender shall otherwise consent in writing):

(a) Richard F. Allen, subject to his ability to serve, is and shall continue to (i) serve as Chief Executive Officer of the Borrower and report to the Board of Directors and (ii) serve as a member of the Board of Directors of the Borrower (subject to the approval of the Borrower’s stockholders at any annual or other stockholder meeting where directors are to be elected).

(b) Subject to (i) the earlier resignations of Gregg Mockenhaupt and A. Emerson Martin from the Borrower’s Board of Directors, (ii) his ability to serve, and (iii) the approval of the Borrower’s stockholders at any annual or special meeting of the Borrower’s stockholders where directors are to be elected, the Board of Directors of Borrower shall appoint John Reiland as a member of the Board of Directors of the Borrower and, if Mr. Reiland meets the independence and other applicable requirements of, the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq Stock Market, and the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), the Board of Directors of Borrower shall appoint Mr. Reiland as a member of the Audit Committee of the Board of Directors of the Borrower (the “Audit Committee”). In such capacities, Mr. Reiland shall have access to all financial and related records of Borrower and be provided an office and customary senior management support in Borrower’s executive office. Upon payment in full of the Note and all other obligations and liabilities of Borrower under this Agreement, then the Board of Directors of Borrower may at such time request that Mr. Reiland resign from Borrower’s Board of Directors, and within five (5) days following such request, Mr. Reiland shall resign from Borrower’s Board of Directors.

(c) Borrower will use the proceeds of the Loan for working capital and other general corporate purposes but only as set forth on Schedule 2 hereto.

(d) Borrower shall use reasonable commercial efforts to conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws, and orders of any governmental authority the violation of which would have a Material Adverse Effect and will act in accordance with customary industry standards in maintaining and operating its assets, properties, and investments.

(e) Borrower shall maintain complete and accurate books and records of its transactions in accordance with general-ly accepted accounting principles, and will give Lead Lender, following reasonable advance notice, access during business hours to all books, records and documents of Borrower and permit Lead Lender to make and take away copies thereof. Notwithstanding any provision of this Agreement to the contrary, Borrower shall not be required to disclose, permit the inspection, examination, copying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to the Lead Lender, or its designated representative, is then prohibited by (A) law or (B) an agreement binding on Borrower that was not entered into by Borrower for the primary purpose of concealing information from the Lead Lender.

(f) Borrower shall furnish to Lead Lender and each Significant Lender, immediately upon becoming aware of the existence of any condition or event consti-tuting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto. For purposes of this Section 5(f), “Significant Lender” means a Lender that has a Significant Investment. For purposes of this Section 5(f), “Significant Investment” means the sum of the principal amount of the Note held by such Lender and the aggregate purchase price of the shares of the Company’s Series A Convertible Preferred Stock held by such Lender equals at least $1,000,000.

(g) Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as is reasonably acceptable to Lead Lender, is prudent and is usually carried by companies engaged in business similar to that of Borrower including, without limitation, insurance, comprehensive liability insurance, fire and extended insurance, with Borrower named as a co-loss payee; Borrower shall furnish Lead Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant.

(h) Borrower shall promptly notify the Lead Lender of the filing of any Current Report on Form 8-K with the SEC that reports (i) any material adverse change in its financial condition or business, (ii) any default under any material agreement, contract, or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of its subsidiaries or any of their properties, and (iv) any litigation or any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower’s property, if such litigation or potential liti-gation might, in the event of an unfavorable outcome, have, in the Lead Lender’s reasonable judgment, a Material Adverse Effect.

(i) Borrower shall maintain and preserve its existence under the laws of the State of Delaware and Borrower shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its and its subsidiaries business the loss of which would have a Material Adverse Effect.

(j) Borrower agrees to furnish to Lead Lender within such time period as the Lead Lender may reasonably request such additional information and statements, lists of assets and liabilities, tax returns, publicly available financial statements, reporting statements or any other reports with respect to Borrower’s financial condition, business operations, and properties as the Lead Lender may reasonably request from time to time. Notwithstanding any provision of this Agreement to the contrary, Borrower shall not be required to disclose, permit the inspection, examination, copying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to the Lead Lender, or its designated representative, is then prohibited by (A) law or (B) an agreement binding on Borrower that was not entered into by Borrower for the primary purpose of concealing information from the Lead Lender.

(k) Borrower shall, at the request of the Lead Lender, (i) execute, acknowledge, deliver, or record such further reasonable instruments and do such further reasonable acts deemed necessary, desirable, or proper by the Lead Lender to carry out the purposes of the Loan Documents or to protect the liens or security interests under the Loan Documents against the rights or interests of third persons, and (ii) do such further reasonable acts deemed necessary, desirable, or proper by the Lead Lender to comply with the requirements of any agency having jurisdiction over the Lead Lender.

(l) Borrower agrees to reimburse the Lead Lender for all reasonable costs and expenses of the Lead Lender, including reasonable attorney’s fees, incurred in connection with the making of the Loan, the preparation, execution, delivery, and performance of this Agreement and the other agreements referred to herein and any subsequent amendments thereto or waivers thereof, and the charges for recording fees and legal fees in connection with the Loan transaction, whether or not the Loan transaction contemplated hereunder or under any other Loan Documents is closed; and further Borrower’s obligations hereunder shall survive the delivery of the Loan Documents, the closing of the Loan transaction contemplated hereunder, and the release or termination of the Loan Documents, or any other event whatsoever.

6. Negative Covenants. Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, and the performance of all covenants and agreements of Borrower hereunder, Borrower covenants that (unless the Lead Lender shall otherwise consent in writing) Borrower shall not:

(a) endorse, guarantee, or otherwise become liable for the obligations of any person, firm, or corporation except for endorsements of negotiable instruments by Borrower in the ordinary course of business;

(b) mortgage, assign, encumber, incur, assume, or grant a security interest in or lien upon any of the assets of Borrower (collectively, a “Lien”), except for Permitted Liens. For purposes of this Section 6, “Permitted Liens” means (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds, and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (iv) Liens in favor of Lenders; (v) Liens upon any equipment acquired or held by Borrower or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions, and proceeds (including insurance proceeds) thereof or thereto; (vi) Liens arising from judgments, decrees, or attachments in circumstances not constituting an Event of Default under Section 6 of this Agreement; (vii) Liens in favor of customs and revenue authorities arising as a matter of l aw to secure payments of customs duties in connection with the importation of goods, (viii) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (ix) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (x) leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business; and (xi) Liens in favor of Wells Fargo Bank, National Association or Laurus Master Fund, Ltd.

(c) liquidate, dissolve, or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm, or association; or make any other substantial change in Borrower’s capitalization; or engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto;

(d) sell any of its assets, except (i) in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) the sale, lease, assignment, or other transfer of a subsidiary’s assets to the Borrower; or (iv) the sale of Borrower’s assets to any other person, firm, or corporation with the agreement that such assets shall be leased back to Borrower, unless replaced with assets of equal value;

(e) make any material change in the nature of Borrower’s business as carried on as of the date of this Agreement; or

(f) transfer, assign, or encumber Borrower’s rights or obligations under any Loan Documents or the proceeds of the Loan without the prior written consent of the Lead Lender, except for Permitted Liens.

7. Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur:

(a) Borrower shall fail to pay when due any principal of, or interest on, the Notes or any other fee or payment, due hereunder or under any of the Loan Documents and such payment shall not have been made within ten days of Borrower’s receipt of written notice to Borrower of such failure to pay from the applicable Lenders or the Lead Lender on behalf of all the Lenders;

(b) any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

(c) material default shall occur in the performance of any of the covenants or agreements of Borrower contained herein in any of the other Loan Documents and such default (other than a monetary default) shall continue for a period of 30 days after the affected Lender or the Lead Lender on behalf of any affected Lender sends Borrower notice thereof;

(d) Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor, or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization, or insolvency proceeding or be insolvent or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) in connection with any voluntary bankruptcy or insolvency, file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) in connection with any involuntary bankruptcy or insolvency proceedings, file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency pro-ceeding, and such order shall continue unstayed and in effect for a period of 60 days, or (vii) fail to pay any money judgment against it before the expiration of 60 days after such judgment becomes final and no longer subject to appeal;

(e) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor, or liquidator of Borrower or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days; or a complaint or petition shall be filed against Borrower seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation, or receivership proceeding of Borrower, and such petition or complaint shall not have been dismissed within 60 days;

(f) an event of default shall have occurred with respect to the payment of any material indebtedness of the Borrower, including without limitation the indebtedness evidenced by the Senior Credit Agreement, or in the performance of any of its material obligations, including without limitation any of its material obligations under the Senior Credit Agreement or any of the agreements between the Company and Ronald M. Popeil and any such event of default shall continue for more than any applicable period of grace;

(g) the Lead Lender shall not have received completed and executed consents to release of medical records of Ronald M. Popeil relating to the Life Insurance Policy referred to in the Insurance Agreement within 45 days following the date of the Initial Closing;

(h) the Lead Lender shall not have received a subordination/consent agreement from Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust, and Ronald M. Popeil subordinating payment of Borrower’s indebtedness to them to the Loans within 45 days following the Initial Closing; and

(i) the Third Closing shall not have occurred within 75 days following the Initial Closing.

8. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Required Lenders (as defined below), or the Lead Lender at the direction of Required Lenders, may (a) declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower owed to Lenders to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, or (b) without notice of default or demand, pursue and enforce any of Lenders’ rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement. “Required Lenders” means (a) the Lead Lender and (b) Lenders whose aggregate principal balance of Notes exceeds 66-2/3% of the aggregate principal amount of all Notes.

9. Collateral. Repayment of the Notes shall be secured by a collateral assignment of the Life Insurance Policy issued by John Hancock Life Insurance Company on the life of Ronald M. Popeil, as set forth in that certain Insurance Assignment of even date herewith.

10. Miscellaneous.

(a) No Waiver. No failure to exercise, and no delay on the part of a Lender in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights of a Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

(b) Notices. All notices or other communications required or permitted under any of the Loan Documents must be given in writing and must be personally delivered, sent by facsimile transmission or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

(i)	Borrower:	Ronco Corporation
21344 Superior Street
Chatsworth, California 91311
Attention: Chief Financial Officer
Telecopy No.: ________________

(ii)	Lead Lender:	Sanders Morris Harris Inc.
600 Travis Street, Suite 3100
Houston, Texas 77002
Attn: Bruce R. McMaken
Telecopy No.: 713-250-4294

(iii)	All other Lenders:	To the address set forth opposite their name on Schedule 1.

All notices and communications hereunder will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(c) Knowledge. For purposes of this Agreement, “Borrower’s knowledge” refers to the knowledge, information, and belief of Borrower’s Chief Executive Officer, President, or Chief Financial Officer after making inquiry of their respective direct reports or other appropriate officers or employees of Borrower reasonably likely to have knowledge of the matter to which such reference relates.

(d) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; or (ii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

(e) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

(f) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and no waiver, consent, release, modification, or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is \the Lead Lender, by such party, and (iii) if such party is a Lender, by such Lender or by the Lead Lender on behalf of Lenders with the written consent of Required Lenders. Notwithstanding the foregoing or anything to the contrary herein, the Lead Lender shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (A) waive any of the conditions specified in Section 2(a)(ii), (B) increase the maximum amount which such Lender is committed hereunder to lend, (C) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Note, (D) extend the maturity date or postpone any date fixed for any payment of any such fees, principal or interest on such Lender’s Note, (E) amend the definition herein of Required Lenders (F) release Borrower from its obligation to pay such Lender’s Note, or (G) amend this Section 10(f). Notwithstanding the foregoing, Rights Lenders purchasing Notes in the Third Closing may become parties to this Agreement in accordance with Section 1(f) without any amendment of this Agreement pursuant to this paragraph or any consent or approval of the Lead Lender.

(g) Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

(h) Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Notes and the other Loan Documents. Nothing herein contained shall prevent the Required Lenders from enforcing the Notes and the Loan Documents in accordance with their respective terms. To the extent of any conflict or contradiction between the terms of this Agreement and the terms of such Lender’s Note or the other Loan Documents or any other document executed in connection herewith, the terms of this Agreement shall control.

(i) Financial Terms. As used in this Agreement, all financial and accounting terms not otherwise defined herein shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

(j) Expenses of Lender. Borrower will, on demand, reimburse the Lead Lender for all of its reasonable expenses except as otherwise provided herein, including the reasonable fees and expenses of legal counsel for the Lead Lender, incurred by Lead Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement, the Note, and the Loan Documents and the collection or the attempted collection of the Note.

11. Confidentiality. Each Lender acknowledges that the information received by them pursuant to this Agreement is confidential and for its use only, and it will not use such confidential information in violation of the Securities Act or the Securities Exchange Act of 1934, as amended, or reproduce, disclose, or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless Borrower has made such information available to the public generally.

12. Right to Assign. A Lender may assign the Note issued to such Lender under the terms of this Agreement pursuant to the terms of Section 11 of the Note, provided that prior to such assignment the assignee agrees in writing to be bound by the terms and conditions of this Agreement and the other Loan Documents. In case of such assignment, Borrower shall accord full recognition thereto and hereby agrees that all rights and remedies of such Lender in connection with the Note so assigned shall be enforceable against Borrower by the assignee thereof. Other than as set forth in the preceding sentence, Lender shall have no right to assign all or any portion of its rights, interests, or obligations under this Agreement without the prior written consent of the Borrower. Borrower shall have no right to assign all or any portion of its rights, interests, or obligations under this Agreement without the prior written consent of the Lead Lender. Notwithstanding the foregoing, the Notes may only be assigned pursuant to this Section 12 following the Third Closing and such Notes may not be assigned to a competitor of Borrower without the prior written consent of Borrower.

13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

14. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

If a Lender agrees to the foregoing, such Lender should execute this Agreement in the space indicated below.

BORROWER

RONCO CORPORATION

By:  /s/ Richard F. Allen, Sr.
Name:   Richard F. Allen, Sr.
Title:     President and Chief Executive Officer

ACCEPTED:

LENDER

SANDERS MORRIS HARRIS INC.

By:_/s/ Ben T. Morris

Name: Ben T. Morris

Title: Chief Executive Officer

____________________________________

____________________________________
List of Loan Documents

1.   Letter Loan Agreement
2.   Promissory Note(s)
3.   Security Agreement
4.   Insurance Assignment

SCHEDULE 1

Lenders

Name and Address	Loan

Sanders Morris Harris Inc.	$1,500,000 in the Initial Closing
600 Travis, Suite 3100	$1,500,000 in the Second Closing
Houston, Texas 77002

SCHEDULE 2
Use of Proceeds

[Please provide schedule]